Exhibit 99.1
HERTZ GLOBAL HOLDINGS REPORTS
SECOND QUARTER 2020 FINANCIAL RESULTS
______________________________________________________________________________

ESTERO, Fla, August 10, 2020 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its second quarter 2020 with revenue of $832 million, a net loss attributable to the Company of $847 million and Adjusted Corporate EBITDA of negative $587 million. Liquidity at the end of the second quarter was $1.4 billion.

“In the second quarter, like so many companies whose revenues have sharply declined due to the pandemic’s significant impact on global travel, we had to make difficult but necessary decisions to strengthen and position the company for growth for many years to come,” said Paul Stone, President and Chief Executive Officer of Hertz Global. “The toughest decisions have been those that impact the livelihood of our dedicated workforce and our voluntarily reorganizing under Chapter 11 in North America. We are moving through our reorganization process and remain focused on emerging an even stronger global rental car leader better positioned to serve our customers around the world."

In the second quarter, global revenue declined 67%. While air travel around the world experienced a significant slowdown, and the U.S. car sales market was extremely limited until May, the Company worked to align labor with rental demand, cancel new-fleet orders, return program vehicles, cut all non-essential spending and capital expenses, and consolidate off-airport rental locations for efficiency. As a result, the Company reduced global direct operating and SG&A expenses by 47% year-over-year in the second quarter.

Global revenue in April, May and June, while down versus prior year, showed sequential monthly improvement as states and countries began to re-open. During the quarter, Hertz Global capitalized on positive trends in its new driver and delivery service offering and saw an increase in cargo trucks and van rentals off airport. Insurance replacement rentals also experienced a restart as more cars returned to the highways. Leisure air travel began to pick up heading into the domestic July 4th holiday in the U.S. However, a rise in COVID-19 infections in the south and west since then caused the positive leisure trend to slow again.

The U.S. used-car market experienced a strong rebound in May and June. At the end of the second quarter, the number of vehicles in the global fleet was 29% lower year over year. The Company is capitalizing on the robust demand and record-high resale pricing by significantly ramping up its used-car sales efforts in North America.

“We continue to make disciplined adjustments to our cost structure based on revenue fluctuations and expect to generate about $2.5 billion in annualized savings,” said Stone. “Our priority is fleet management. The continued strong used-car market allows us to continue to sell cars aggressively as we right-size the fleet to align with market realities. Across the business, our team is laser-focused on capturing revenue, driving efficiency and advancing critical technology. In the U.S., we continue to capitalize on rental opportunities off airport, while ensuring customer service levels remain best-in-class. Internationally, our fleet is trending toward demand levels. And our Donlen leasing business remains stable. Finally, continuing to keep our teams and our customers safe in this unpredictable environment is of utmost importance to everyone at Hertz.”

In addition to following social distancing best practices and daily employee health assessments at Hertz, Dollar and Thrifty locations, the Company raised the bar on its high standards for safety and cleanliness. Every vehicle is being sealed and certified ‘Hertz Gold Standard Clean’ after undergoing a 15-point cleaning and sanitization process that follows global health agency guidelines and uses EPA-approved products. The Company also has directed that masks be worn by all employees in its field and corporate locations across the U.S. Similarly, masks are now required for U.S. customers to help protect not only the renters, but also the tens of thousands of Hertz employees working to serve our customers every day. The Company's Ultimate Choice vehicle pick-up option and digital app for adding ancillary products and services allows renters to bypass the counter for a contactless experience.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY
__________________________________________________________________

U.S. RAC	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$533	$1,784	(70)%

Adjusted EBITDA	$(470)	$156	NM
Adjusted EBITDA Margin	(88)%	9%

Average Vehicles (in whole units)	502,763	554,794	(9)%
Vehicle Utilization	28%	82%
Transaction Days (in thousands)	12,964	41,173	(69)%
Total RPD (in whole dollars)	$38.17	$42.54	(10)%
Total RPU Per Month (in whole dollars)	$328	$1,052	(69)%
Depreciation Per Unit Per Month (in whole dollars)	$271	$247	10%
NM - Not meaningful

Total U.S. RAC revenues were down 70% year-over-year. Airport rental car volume declined 82%, roughly in line with airline travel weakness resulting from COVID-19 restrictions. Off airport volume declined 47% as the impact on demand for insurance replacement rentals was less severe than travel-related rentals and demand for delivery vans increased. The mix shift in volume from airport rentals to lower-priced, longer-length off-airport rentals contributed to a 10% decrease in Total RPD. Off airport revenues comprised 60% of total revenues for the segment versus 32% for the second quarter 2019.

Depreciation Per Unit Per Month was impacted by residual values on certain vehicle models.

During the quarter, the Company reduced the size of the U.S. operating fleet and took measures to align staffing levels and operating costs with the decline in demand. The aggressive cost reduction actions and lower volume drove a $547 million decrease in direct operating and selling, general and administration expenses.

The Company remains focused on sustainable cost-savings and right-sizing its U.S. RAC fleet.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
_______________________________________________________________________________________________________

International RAC	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$135	$560	(76)%

Adjusted EBITDA	$(127)	$56	NM
Adjusted EBITDA Margin	(94)%	10%

Average Vehicles (in whole units)	129,615	186,881	(31)%
Vehicle Utilization	36%	77%
Transaction Days (in thousands)	4,256	13,125	(68)%
Total RPD (in whole dollars)	$32.56	$42.68	(24)%
Total RPU Per Month (in whole dollars)	$356	$999	(64)%
Depreciation Per Unit Per Month (in whole dollars)	$215	$189	14%
NM - Not meaningful

Total International RAC revenues were down 76% year-over-year on a constant currency basis. Airport rental car volume declined 84%, roughly in line with airline travel weakness resulting from COVID-19 restrictions. Off airport volume declined 47% as the impact of the pandemic was less substantial for local rentals. The mix shift in volume from airport rentals to lower-priced, longer-length off-airport rentals contributed to a 24% decrease in Total RPD. Off airport revenues comprised 71% of total revenues for the segment versus 40% for the second quarter 2019.

Depreciation Per Unit Per Month increased primarily due to the impact of lower residual values on risk vehicles and shortened hold periods on certain program vehicles.

During the quarter, the Company significantly reduced the size of the International operating fleet and eliminated non-essential spend. International RAC direct operating and selling, general and administration expenses were down $210 million year-over-year in the quarter.

The Company remains focused on sustainable cost-savings and right-sizing its International fleet.

ALL OTHER OPERATIONS SUMMARY
___________________________________________________________

All Other Operations	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$164	$167	(1)%

Adjusted EBITDA	$23	$24	(3)%
Adjusted EBITDA Margin	14%	14%

Average Vehicles (in whole units) - Donlen	196,018	207,704	(6)%

All Other Operations primarily is comprised of the Company's Donlen leasing and fleet management operations. Revenue and Adjusted EBITDA for the quarter remained relatively stable.

FINANCIAL REORGANIZATION
_______________________________________________________

As previously announced, on May 22, 2020, Hertz Global and its operating subsidiary, The Hertz Corporation (“Hertz”) (and together with Hertz Global, the "Companies") and certain of their direct and indirect subsidiaries in the United States and Canada filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code (the "Reorganization").

The Reorganization provides the time to put in place a new, stronger financial foundation to move successfully through the COVID-19 pandemic and to better position the Companies for the future. Throughout the Reorganization process, all of Hertz’s businesses globally, including its Hertz, Dollar, Thrifty, Firefly, Hertz Car Sales, and Donlen subsidiaries, are open and serving customers. All reservations, promotional offers, vouchers, and customer and loyalty programs, including rewards points, are expected to continue as usual.

Information related to the Reorganization is included in the Hertz Global and Hertz Form 10-Qs for the quarterly period ended June 30, 2020 filed with the Securities and Exchange Commission (“SEC”) and on the Hertz website, IR.Hertz.com. Additional information, including access to documents filed with the Bankruptcy Court, is also available online at https://restructuring.primeclerk.com/hertz, a website administered by Prime Clerk, LLC, a third-party bankruptcy claims and noticing agent.

RESULTS OF THE HERTZ CORPORATION
________________________________________________________________

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues as the Company for the second quarter of 2020. Hertz’s second quarter 2020 pre-tax loss was $1.2 billion versus the Company’s pre-tax loss of $1.0 billion. The difference between Hertz’s and the Company’s GAAP results is primarily due to Hertz's write off in the second quarter of 2020 of $133 million due from the Company. The non-GAAP profitability metrics for Hertz are materially the same as those for Hertz Global.

SELECTED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
________________________________________________________________________________________________________________________________________________

Following is selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ
___________________________

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through its specialty collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
_________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: the Company’s ability to navigate the Chapter 11 process, including obtaining Bankruptcy Court approval for certain requirements, complying with and operating under the requirements and constraints of the Bankruptcy Code, negotiating and consummating a Chapter 11 plan, developing, funding and executing the Company’s business plan and continuing as a going concern; the Company’s ability to maintain a listing of its common stock on the New York Stock Exchange; the value of the Company’s common stock due to the Chapter 11 process; levels of travel demand, particularly with respect to business and leisure travel in the United States and in global markets; the length and severity of the COVID-19 pandemic and the impact on the Company’s vehicle rental business as a result of travel restrictions and business closures or disruptions; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic factors; general economic uncertainty and the pace of economic recovery, including in key global markets, when the COVID-19 pandemic subsides; the Company’s ability to successfully restructure the Company’s substantial indebtedness or raise additional capital; the Company’s post-bankruptcy capital structure; the Company’s ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations the recoverability of the Company’s goodwill and indefinite-lived intangible assets when performing impairment analysis; the Company’s ability to dispose of vehicles in the used-vehicle market, use the proceeds of such sales to acquire new vehicles and to reduce exposure to residual risk; actions creditors may take with respect to the vehicles used in the rental car operations; significant changes in the competitive environment and the effect of competition in the Company’s markets on rental volume and pricing, including on the Company’s pricing policies or use of incentives; occurrences that disrupt rental activity during the Company’s peak periods; the Company’s ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in the Company’s rental operations accordingly; increased vehicle costs due to declining value of the Company’s non-program vehicles; the Company’s ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for the Company’s revenue earning vehicles and to refinance its existing indebtedness; risks related to the Company’s indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of the Company’s consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company’s ability to meet the financial and other covenants contained in its senior credit facilities and letter of credit facilities, its outstanding unsecured senior notes, its outstanding senior second priority secured notes and certain asset-backed and asset-based arrangements; the Company’s ability to access financial markets, including the financing of its vehicle fleet through the issuance of asset-backed securities; fluctuations in interest rates, foreign currency exchange rates and commodity prices; the Company’s ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); the Company’s ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the Company’s ability to adequately respond to changes in technology, customer demands and market competition; the Company’s ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company’s recognition of previously deferred tax gains on the disposition of revenue earning vehicles; financial instability of the manufacturers of the Company’s vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs; an increase in the Company’s vehicle costs or disruption to the Company’s rental activity, particularly during peak periods, due to safety recalls by the manufacturers of the Company’s vehicles; the Company’s ability to execute a business continuity plan; the Company’s access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company’s ability to retain customer loyalty and market share; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws, the Company’s ability to repatriate cash from non-U.S. affiliates without adverse tax consequences, the Company’s exposure to fluctuations in foreign currency exchange rates and the Company’s ability to effectively manage its international operations after the United Kingdom's withdrawal from the European Union; a major disruption in the Company’s communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company’s information technology systems; costs and risks associated with litigation and investigations or any failure or inability to comply with laws and regulations or any changes in the legal and regulatory environment, including laws and regulations relating to environmental matters and consumer privacy and data security; the Company’s ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally; the Company’s ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, where such actions may affect the Company’s operations, the cost thereof or applicable tax rates; risks relating to the Company’s deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company’s exposure to uninsured claims in excess of historical levels; risks relating to the Company’s participation in multiemployer pension plans; shortages of fuel and increases or volatility in fuel costs; changes in accounting principles, or their application or interpretation, and the Company’s ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

______________________

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(239) 301-6300
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
_____________________________________________________________________________

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended June 30,		As a Percentage of Total Revenues		Six Months Ended June 30,		As a Percentage of Total Revenues
(In millions, except per share data)	2020	2019	2020	2019	2020	2019	2020	2019
Total revenues	$832	$2,511	100%	100%	$2,755	$4,618	100%	100%
Expenses:
Direct vehicle and operating	704	1,388	85%	55%	1,945	2,655	71%	57%
Depreciation of revenue earning vehicles and lease charges	610	634	73%	25%	1,286	1,226	47%	27%
Selling, general and administrative	168	258	20%	10%	377	490	14%	11%
Interest expense, net:
Vehicle	132	127	16%	5%	250	238	9%	5%
Non-vehicle	44	72	5%	3%	101	144	4%	3%
Total interest expense, net	176	199	21%	8%	351	382	13%	8%
Technology-related intangible and other asset impairments	193	—	23%	—%	193	—	7%	—%
Other (income) expense, net	2	(12)	—%	—%	(15)	(31)	(1)%	(1)%
Reorganization items, net	23	—	3%	—%	23	—	1%	—%
Total expenses	1,876	2,467	225%	98%	4,160	4,722	151%	102%
Income (loss) before income taxes	(1,044)	44	(125)%	2%	(1,405)	(104)	(51)%	(2)%
Income tax (provision) benefit	192	(4)	23%	—%	196	(3)	7%	—%
Net income (loss)	(852)	40	(102)%	2%	(1,209)	(107)	(44)%	(2)%
Net (income) loss attributable to noncontrolling interests	5	(2)	1%	—%	6	(1)	—%	—%
Net income (loss) attributable to Hertz Global	$(847)	$38	(102)%	2%	$(1,203)	$(108)	(44)%	(2)%
Weighted-average number of shares outstanding:
Basic	144	96			143	96
Diluted	144	97			143	96
Earnings (loss) per share:
Basic	$(5.86)	$0.40			$(8.39)	$(1.13)
Diluted	$(5.86)	$0.40			$(8.39)	$(1.13)

Adjusted Net Income (Loss)(a)	$(508)	$71			$(760)	$(12)
Adjusted Diluted Earnings (Loss) Per Share(a)	$(3.51)	$0.74			$(5.30)	$(0.12)
Adjusted Corporate EBITDA(a)	$(587)	$207			$(830)	$203
(a)Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
_______________________________________________________________________________________________

	Three Months Ended June 30, 2020					Three Months Ended June 30, 2019
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$533	$135	$164	$—	$832	$1,784	$560	$167	$—	$2,511
Expenses:
Direct vehicle and operating	561	136	6	1	704	1,052	330	7	(1)	1,388
Depreciation of revenue earning vehicles and lease charges	408	81	121	—	610	411	106	117	—	634
Selling, general and administrative	63	39	8	58	168	119	55	7	77	258
Interest expense, net:
Vehicle	98	23	11	—	132	90	24	13	—	127
Non-vehicle	(21)	—	(3)	68	44	(47)	(1)	(5)	125	72
Total interest expense, net	77	23	8	68	176	43	23	8	125	199
Technology-related intangible and other asset impairments	—	—	—	193	193	—	—	—	—	—
Other (income) expense, net	2	(3)	—	3	2	(5)	—	—	(7)	(12)
Reorganization items, net	(1)	—	—	24	23	—	—	—	—	—
Total expenses	1,110	276	143	347	1,876	1,620	514	139	194	2,467
Income (loss) before income taxes	$(577)	$(141)	$21	$(347)	$(1,044)	$164	$46	$28	$(194)	$44
Income tax (provision) benefit					192					(4)
Net income (loss)					$(852)					$40
Net (income) loss attributable to noncontrolling interests					5					(2)
Net income (loss) attributable to Hertz Global					$(847)					$38

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
_______________________________________________________________________________________________

	Six Months Ended June 30, 2020					Six Months Ended June 30, 2019
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,914	$502	$339	$—	$2,755	$3,304	$993	$321	$—	$4,618
Expenses:
Direct vehicle and operating	1,530	401	13	1	1,945	2,028	614	13	—	2,655
Depreciation of revenue earning vehicles and lease charges	871	170	245	—	1,286	797	203	226	—	1,226
Selling, general and administrative	180	85	5	107	377	241	111	14	124	490
Interest expense, net:
Vehicle	183	44	23	—	250	166	47	25	—	238
Non-vehicle	(68)	(1)	(8)	178	101	(92)	(3)	(9)	248	144
Total interest expense, net	115	43	15	178	351	74	44	16	248	382
Technology-related intangible and other asset impairments	—	—	—	193	193	—	—	—	—	—
Other (income) expense, net	(19)	—	—	4	(15)	(13)	—	—	(18)	(31)
Reorganization items, net	(1)	—	—	24	23	—	—	—	—	—
Total expenses	2,676	699	278	507	4,160	3,127	972	269	354	4,722
Income (loss) before income taxes	$(762)	$(197)	$61	$(507)	$(1,405)	$177	$21	$52	$(354)	$(104)
Income tax (provision) benefit					196					(3)
Net income (loss)					$(1,209)					$(107)
Net (income) loss attributable to noncontrolling interests					6					(1)
Net income (loss) attributable to Hertz Global					$(1,203)					$(108)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
_______________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2020	2019	2020	2019
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$(847)	$38	$(1,203)	$(108)
Adjustments:
Income tax provision (benefit)	(192)	4	(196)	3
Vehicle and non-vehicle debt-related charges(a)	18	13	30	26
Technology-related intangible and other asset impairments(b)	193	—	193	—
Restructuring and restructuring related charges(c)	41	4	47	10
Information technology and finance transformation costs(d)	8	38	25	60
Acquisition accounting-related depreciation and amortization(e)	13	14	27	27
Reorganization items, net(f)	23	—	23	—
Pre-reorganization and non-debtor financing charges(g)	45	—	45	—
Other items(h)	21	(16)	(5)	(34)
Adjusted pre-tax income (loss)(i)	(677)	95	(1,014)	(16)
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)	169	(24)	254	4
Adjusted Net Income (Loss)	$(508)	$71	$(760)	$(12)
Weighted-average number of diluted shares outstanding	144	97	143	96
Adjusted Diluted Earnings (Loss) Per Share(k)	$(3.51)	$0.74	$(5.30)	$(0.12)

Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	(847)	38	(1,203)	(108)
Adjustments:
Income tax provision (benefit)	(192)	4	(196)	3
Non-vehicle depreciation and amortization(l)	57	51	110	99
Non-vehicle debt interest, net of interest income	44	72	101	144
Vehicle debt-related charges(a)(m)	15	9	24	19
Technology-related intangible and other asset impairments(b)	193	—	193	—
Restructuring and restructuring related charges(c)	41	4	47	10
Information technology and finance transformation costs(d)	8	38	25	60
Reorganization items, net(f)	23	—	23	—
Pre-reorganization and non-debtor financing charges(g)	45	—	45	—
Other items(h)(n)	26	(9)	1	(24)
Adjusted Corporate EBITDA	$(587)	$207	$(830)	$203

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)Represents the impairment of technology-related intangible assets and capitalized cloud computing implementation costs. These costs relate to the Company's corporate operations ("Corporate").
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives.
(d)Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to Corporate.
(e)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(f)Represents charges incurred associated with the Reorganization, including professional fees. The charges relate primarily to Corporate.
(g)Represents charges incurred prior to the Reorganization comprised of preparation charges for the Reorganization, such as professional fees and certain non-debtor financing charges. For U.S. RAC, International RAC and Corporate charges incurred for the three and six months ended June 30, 2020 are $15 million, $2 million and $28 million, respectively.
(h)Represents miscellaneous items. In 2020, includes a $20 million gain on the sale of non-vehicle capital assets in U.S. RAC, which was recorded in the first quarter, partially offset by second quarter charges of $18 million for losses associated with certain vehicle damages of which $15 million impacts U.S. RAC and $3 million impacts International RAC. In 2019, includes a $20 million gain on marketable securities in Corporate, of which $9 million was recorded in the second quarter, and a $12 million gain on the sale of non-vehicle capital assets in U.S. RAC, of which $4 million was recorded in the second quarter.
(i)Adjustments by caption on a pre-tax basis are as follows:

Increase (decrease) to expenses	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2020	2019	2020	2019
Direct vehicle and operating	$(54)	$(15)	$(70)	$(27)
Selling, general and administrative	(56)	(38)	(64)	(68)
Interest expense, net:
Vehicle	(30)	(9)	(39)	(19)
Non-vehicle	(3)	(4)	(6)	(7)
Total interest expense, net	(33)	(13)	(45)	(26)
Intangible and other asset impairments	(193)	—	(193)	—
Other income (expense), net	(3)	13	10	32
Reorganization items, net	(23)	—	(23)	—
Total adjustments	$(362)	$(53)	$(385)	$(89)

(j)Derived utilizing a combined statutory rate of 25% for the three and six months ended June 30, 2020 and 2019 applied to the respective Adjusted Pre-tax Income (Loss).
(k)Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(l)Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the three months ended June 30, 2020 are $46 million, $5 million, $2 million and $4 million, respectively, and for the three months ended June 30, 2019 are $39 million, $6 million, $3 million and $3 million, respectively. Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the six months ended June 30, 2020 are $87 million, $11 million, $5 million and $7 million, respectively, and for the six months ended June 30, 2019 are $76 million, $12 million, $5 million and $6 million, respectively.
(m)Vehicle debt-related charges for U.S. RAC, International RAC and All Other Operations for the three months ended June 30, 2020 are $9 million, $5 million and $1 million, respectively, and for the three months ended June 30, 2019 are $5 million, $3 million, and $1 million, respectively. Vehicle debt-related charges for U.S. RAC, International RAC and All Other Operations for the six months ended June 30, 2020 are $15 million, $8 million and $1 million, respectively, and for the six months ended June 30, 2019 are $11 million, $6 million and $2 million, respectively.
(n)Also includes an adjustment for non-cash stock-based compensation charges in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

U.S. Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019		2020	2019
Total RPD
Total revenues	$533	$1,784		$1,914	$3,304
Ancillary retail vehicle sales revenue	(38)	(33)		(70)	(62)
Total Rental Revenues	$495	$1,751		$1,844	$3,242
Transaction Days (in thousands)	12,964	41,173		44,529	76,754
Total RPD (in whole dollars)	$38.17	$42.54	(10)%	$41.41	$42.24	(2)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$495	$1,751		$1,844	$3,242
Average Vehicles (in whole units)	502,763	554,794		510,672	528,281
Total revenue per unit (in whole dollars)	$985	$3,156		$3,611	$6,137
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$328	$1,052	(69)%	$602	$1,023	(41)%

Vehicle Utilization
Transaction Days (in thousands)	12,964	41,173		44,529	76,754
Average Vehicles (in whole units)	502,763	554,794		510,672	528,281
Number of days in period (in whole units)	91	91		182	181
Available Car Days (in thousands)	45,751	50,486		92,942	95,619
Vehicle Utilization(a)	28%	82%		48%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$408	$411		$871	$797
Average Vehicles (in whole units)	502,763	554,794		510,672	528,281
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$812	$741		$1,706	$1,509
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$271	$247	10%	$284	$251	13%
(a)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019		2020	2019
Total RPD
Total revenues	$135	$560		$502	$993
Foreign currency adjustment(a)	4	—		12	(4)
Total Rental Revenues	$139	$560		$514	$989
Transaction Days (in thousands)	4,256	13,125		13,119	23,252
Total RPD (in whole dollars)	$32.56	$42.68	(24)%	$39.18	$42.49	(8)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$139	$560		$514	$989
Average Vehicles (in whole units)	129,615	186,881		138,801	169,814
Total revenue per unit (in whole dollars)	$1,072	$2,997		$3,703	$5,824
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$356	$999	(64)%	$617	$970	(36)%

Vehicle Utilization
Transaction Days (in thousands)	4,256	13,125		13,119	23,252
Average Vehicles (in whole units)	129,615	186,881		138,801	169,814
Number of days in period (in whole units)	91	91		182	181
Available Car Days (in thousands)	11,795	17,006		25,262	30,736
Vehicle Utilization(b)	36%	77%		52%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$81	$106		$170	$203
Foreign currency adjustment(a)	3	—		4	(1)
Adjusted depreciation of revenue earning vehicles and lease charges	$84	$106		$174	$202
Average Vehicles (in whole units)	129,615	186,881		138,801	169,814
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$648	$567		$1,254	$1,190
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$215	$189	14%	$209	$198	6%
(a)Based on December 31, 2019 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019		2020	2019
Total RPD
Total revenues	$668	$2,344		$2,416	$4,296
Ancillary retail vehicle sales revenue	(38)	(33)		(70)	(62)
Foreign currency adjustment(a)	4	—		12	(4)
Total Rental Revenues	$634	$2,311		$2,358	$4,230
Transaction Days (in thousands)	17,220	54,298		57,648	100,006
Total RPD (in whole dollars)	$36.78	$42.58	(14)%	$40.90	$42.30	(3)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$634	$2,311		$2,358	$4,230
Average Vehicles (in whole units)	632,378	741,675		649,473	698,095
Total revenue per unit (in whole dollars)	$1,003	$3,116		$3,631	$6,059
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$334	$1,039	(68)%	$605	$1,010	(40)%

Vehicle Utilization
Transaction Days (in thousands)	17,220	54,298		57,648	100,006
Average Vehicles (in whole units)	632,378	741,675		649,473	698,095
Number of days in period (in whole units)	91	91		182	181
Available Car Days (in thousands)	57,546	67,492		118,204	126,355
Vehicle Utilization(b)	30%	80%		49%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$489	$517		$1,041	$1,000
Foreign currency adjustment(a)	3	—		4	(1)
Adjusted depreciation of revenue earning vehicles and lease charges	$492	$517		$1,045	$999
Average Vehicles (in whole units)	632,378	741,675		649,473	698,095
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$778	$697		$1,609	$1,431
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$259	$232	12%	$268	$238	13%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)Based on December 31, 2019 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
_______________________________________________________________________________________________________

Hertz Global is the top-level holding company that indirectly wholly owns The Hertz Corporation (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges, reorganization items, pre-reorganization and non-debtor financing charges and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important to management because they allow management to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, reorganization items, pre-reorganization and non-debtor financing charges and certain other miscellaneous items. Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and to facilitate analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management to assess the performance of the entire business on the same basis as its reportable segments. Its most comparable GAAP measure is net income (loss) attributable to the Company.

KEY METRICS

Available Car Days

Available Car Days represents Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Total Rental Revenues

Total Rental Revenues represents total revenues less ancillary retail vehicle sales revenues, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measurement that excludes the impact of revenues generated from non-vehicle rental activity, such as ancillary revenues resulting from vehicle sales and facilitates in comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents the ratio of Total Rental Revenues to Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of average Total Rental Revenues per vehicle per month. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.